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                                                                     Exhibit 4.8

                                                                  EXECUTION COPY

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                              CLEARWIRE CORPORATION

                              SENIOR NOTES DUE 2010

                                   ----------

                                    INDENTURE

                           DATED AS OF AUGUST 5, 2005

                                   ----------

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.....................     1

   SECTION 1.1.     DEFINITIONS..........................................     1
   SECTION 1.2.     OTHER DEFINITIONS....................................    17
   SECTION 1.3.     TRUST INDENTURE ACT PROVISIONS.......................    18
   SECTION 1.4.     RULES OF CONSTRUCTION................................    18

ARTICLE 2 THE NOTES......................................................    19

   SECTION 2.1.     FORM AND DATING......................................    19
   SECTION 2.2.     EXECUTION AND AUTHENTICATION.........................    20
   SECTION 2.3.     REGISTRAR AND PAYING AGENT...........................    21
   SECTION 2.4.     PAYING AGENT TO HOLD MONEY IN TRUST..................    22
   SECTION 2.5.     NOTEHOLDERS LISTS....................................    22
   SECTION 2.6.     TRANSFER AND EXCHANGE................................    22
   SECTION 2.7.     REPLACEMENT NOTES....................................    23
   SECTION 2.8.     OUTSTANDING NOTES....................................    24
   SECTION 2.9.     TREASURY NOTES.......................................    24
   SECTION 2.10.    TEMPORARY NOTES......................................    24
   SECTION 2.11.    CANCELLATION.........................................    25
   SECTION 2.12.    LEGEND; ADDITIONAL TRANSFER AND EXCHANGE
                    REQUIREMENTS.........................................    25
   SECTION 2.13.    CUSIP NUMBERS........................................    27
   SECTION 2.14.    RANK.................................................    27

ARTICLE 3 REDEMPTION AND PURCHASE........................................    28

   SECTION 3.1.     OPTIONAL REDEMPTION; NOTICE TO TRUSTEE...............    28
   SECTION 3.2.     SELECTION OF NOTES TO BE REDEEMED....................    28
   SECTION 3.3.     NOTICE OF REDEMPTION.................................    28
   SECTION 3.4.     EFFECT OF NOTICE OF REDEMPTION.......................    29
   SECTION 3.5.     DEPOSIT OF REDEMPTION PRICE..........................    29
   SECTION 3.6.     NOTES REDEEMED IN PART...............................    29
   SECTION 3.7.     [INTENTIONALLY OMITTED]..............................    30
   SECTION 3.8.     PURCHASE OF NOTES AT OPTION OF THE HOLDER UPON A
                    CHANGE OF CONTROL....................................    30
   SECTION 3.9.     EFFECT OF CHANGE OF CONTROL PURCHASE NOTICE..........    31
   SECTION 3.10.    DEPOSIT OF CHANGE OF CONTROL PURCHASE PRICE..........    32
   SECTION 3.11.    NOTES PURCHASED IN PART..............................    32
   SECTION 3.12.    COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
                    NOTES................................................    32
   SECTION 3.13.    ESCROW OF INTEREST PAYMENTS..........................    33
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ARTICLE 4 [INTENTIONALLY OMITTED]........................................    33

ARTICLE 5 [INTENTIONALLY OMITTED]........................................    33

ARTICLE 6 COVENANTS......................................................    33

   SECTION 6.1.     PAYMENT OF NOTES.....................................    33
   SECTION 6.2.     SEC REPORTS..........................................    34
   SECTION 6.3.     COMPLIANCE CERTIFICATES..............................    34
   SECTION 6.4.     FURTHER INSTRUMENTS AND ACTS.........................    35
   SECTION 6.5.     MAINTENANCE OF CORPORATE EXISTENCE...................    35
   SECTION 6.6.     RULE 144A INFORMATION REQUIREMENT....................    35
   SECTION 6.7.     STAY, EXTENSION AND USURY LAWS.......................    35
   SECTION 6.8.     INFORMATION FOR IRS FILINGS..........................    36
   SECTION 6.9.     BUSINESS ACTIVITIES..................................    36
   SECTION 6.10.    THE SPECTRUM ENTITIES................................    36
   SECTION 6.11.    TAX TREATMENT OF SECURITIES..........................    36

ARTICLE 7 OTHER RESTRICTIVE COVENANTS....................................    37

   SECTION 7.1.     INCURRENCE OF INDEBTEDNESS BY SPECTRUM ENTITY........    37
   SECTION 7.2.     REPURCHASE AT THE OPTION OF HOLDERS-ASSET SALES OF
                    SPECTRUM ENTITIES....................................    37
   SECTION 7.3.     RESTRICTED PAYMENTS..................................    41
   SECTION 7.4.     LIMITATION ON LIENS..................................    42
   SECTION 7.5.     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
                    TERMS................................................    43
   SECTION 7.6.     SUCCESSOR SUBSTITUTED................................    44
   SECTION 7.7.     TRANSACTIONS WITH AFFILIATES.........................    44
   SECTION 7.8.     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS........    45
   SECTION 7.9.     DESIGNATION OF RESTRICTED AND UNRESTRICTED
                    SUBSIDIARIES.........................................    46
   SECTION 7.10.    ADDITIONAL NOTE GUARANTEES...........................    47
   SECTION 7.11.    REPURCHASE AT THE OPTION OF HOLDERS-ASSET SALES OF
                    PLEDGED ENTITIES.....................................    48

ARTICLE 8 DEFAULT AND REMEDIES...........................................    51

   SECTION 8.1.     EVENTS OF DEFAULT....................................    51
   SECTION 8.2.     ACCELERATION.........................................    53
   SECTION 8.3.     OTHER REMEDIES.......................................    54
   SECTION 8.4.     WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.............    54
   SECTION 8.5.     CONTROL BY MAJORITY..................................    55
   SECTION 8.6.     LIMITATIONS ON SUITS.................................    55
   SECTION 8.7.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.................    55
   SECTION 8.8.     COLLECTION SUIT BY TRUSTEE...........................    55
   SECTION 8.9.     TRUSTEE MAY FILE PROOFS OF CLAIM.....................    56
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   SECTION 8.10.    PRIORITIES...........................................    56
   SECTION 8.11.    UNDERTAKING FOR COSTS................................    56
   SECTION 8.12.    WAIVER OF STAY OR EXTENSION LAWS.....................    57
   SECTION 8.13.    RESTORATION OF RIGHTS AND REMEDIES...................    57
   SECTION 8.14.    RIGHTS AND REMEDIES CUMULATIVE.......................    57
   SECTION 8.15.    DELAY OR OMISSION NOT WAIVER.........................    57

ARTICLE 9 TRUSTEE........................................................    57

   SECTION 9.1.     DUTIES OF TRUSTEE....................................    57
   SECTION 9.2.     RIGHTS OF TRUSTEE....................................    58
   SECTION 9.3.     INDIVIDUAL RIGHTS OF TRUSTEE.........................    59
   SECTION 9.4.     TRUSTEE'S DISCLAIMER.................................    59
   SECTION 9.5.     NOTICE OF DEFAULT OR EVENTS OF DEFAULT...............    60
   SECTION 9.6.     HOLDER'S LIST AND REPORTS BY TRUSTEE TO HOLDERS......    60
   SECTION 9.7.     COMPENSATION AND INDEMNITY...........................    61
   SECTION 9.8.     REPLACEMENT OF TRUSTEE...............................    61
   SECTION 9.9.     SUCCESSOR TRUSTEE BY MERGER, ETC.....................    62
   SECTION 9.10.    ELIGIBILITY; DISQUALIFICATION........................    62
   SECTION 9.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY....    63
   SECTION 9.12.    DISQUALIFICATION; CONFLICTING INTERESTS..............    63

ARTICLE 10 SATISFACTION AND DISCHARGE OF INDENTURE.......................    63

   SECTION 10.1.    SATISFACTION AND DISCHARGE OF INDENTURE..............    63
   SECTION 10.2.    APPLICATION OF TRUST MONEY...........................    64
   SECTION 10.3.    REPAYMENT TO COMPANY.................................    64
   SECTION 10.4.    REINSTATEMENT........................................    65

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................    65

   SECTION 11.1.    WITHOUT CONSENT OF HOLDERS...........................    65
   SECTION 11.2.    WITH CONSENT OF HOLDERS..............................    65
   SECTION 11.3.    COMPLIANCE WITH TRUST INDENTURE ACT..................    66
   SECTION 11.4.    REVOCATION AND EFFECT OF CONSENTS....................    67
   SECTION 11.5.    NOTATION ON OR EXCHANGE OF NOTES.....................    67
   SECTION 11.6.    TRUSTEE TO SIGN AMENDMENTS, ETC......................    67
   SECTION 11.7.    EFFECT OF SUPPLEMENTAL INDENTURES....................    67

ARTICLE 12 COLLATERAL AND SECURITY.......................................    67

   SECTION 12.1.    PLEDGE AND SECURITY AGREEMENTS.......................    67
   SECTION 12.2.    RECORDING AND OPINIONS...............................    69
   SECTION 12.3.    RELEASE OF COLLATERAL................................    70
   SECTION 12.4.    CERTIFICATES OF THE COMPANY..........................    70
   SECTION 12.5.    CERTIFICATES OF THE TRUSTEE..........................    70
   SECTION 12.6.    AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                    UNDER THE PLEDGE  AND SECURITY AGREEMENTS............    71
   SECTION 12.7.    AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                    UNDER THE PLEDGE AND SECURITY AGREEMENTS.............    71
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   SECTION 12.8.    TERMINATION OF SECURITY INTEREST.....................    71

ARTICLE 13 NOTE GUARANTEES...............................................    71

   SECTION 13.1.    GUARANTEE............................................    71
   SECTION 13.2.    LIMITATION ON GUARANTOR LIABILITY....................    72
   SECTION 13.3.    EXECUTION AND DELIVERY OF NOTE GUARANTEE.............    73
   SECTION 13.4.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS...    73
   SECTION 13.5.    RELEASES.............................................    74

ARTICLE 14 LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................    75

   SECTION 14.1.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                    DEFEASANCE...........................................    75
   SECTION 14.2.    LEGAL DEFEASANCE AND DISCHARGE.......................    75
   SECTION 14.3.    COVENANT DEFEASANCE..................................    75
   SECTION 14.4.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...........    76
   SECTION 14.5.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                    IN TRUST; OTHER MISCELLANEOUS PROVISIONS.............    77
   SECTION 14.6.    REPAYMENT TO THE COMPANY.............................    77
   SECTION 14.7.    REINSTATEMENT........................................    78

ARTICLE 15 MISCELLANEOUS.................................................    78

   SECTION 15.1.    TRUST INDENTURE ACT CONTROLS.........................    78
   SECTION 15.2.    NOTICES..............................................    78
   SECTION 15.3.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.........    79
   SECTION 15.4.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...    79
   SECTION 15.5.    RECORD DATE FOR VOTE OR CONSENT OF NOTEHOLDERS.......    80
   SECTION 15.6.    RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.........    80
   SECTION 15.7.    GOVERNING LAW........................................    80
   SECTION 15.8.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS........    80
   SECTION 15.9.    NO RECOURSE AGAINST OTHERS...........................    80
   SECTION 15.10.   SUCCESSORS...........................................    81
   SECTION 15.11.   MULTIPLE COUNTERPARTS................................    81
   SECTION 15.12.   SEPARABILITY.........................................    81
   SECTION 15.13.   TABLE OF CONTENTS, HEADINGS, ETC.....................    81
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     THIS INDENTURE dated as of August 5, 2005 is among Clearwire Corporation, a corporation duly organized under the laws of the State of Delaware (the "Company"), Clearwire1 (as defined below), Fixed Wireless Holdings, LLC, a Delaware limited liability company and NextNet Wireless, Inc., a Delaware corporation, (together with Clearwire1 and Fixed Wireless Holdings, LLC, the "Guarantors"), and The Bank of New York, as Trustee.

     In consideration of the purchase of the Notes (as defined herein) by the Holders thereof, the parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's Senior Notes due 2010.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. DEFINITIONS.

     "Account Control Agreement" means the agreement between the Company and the Collateral Agent, governing the Interest Payment Collateral.

     "Accredited Investor" means an investor that is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     "Acquiror" means, in a transaction that is a Change of Control, the entity that acquires substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole and is the legal successor to the Company.

     "Additional Notes" means the Series A Notes or Series B Notes (as determined by the terms of the Purchase Agreement) issued under this Indenture upon the exercise of the Buyers' Option and in accordance Sections 2.2 and 7.4 of this Indenture.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar or Paying Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a any series of Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition or transfer of any assets (including FCC License Rights) by the Pledged Entities, other than a transaction governed by Section 3.8; and


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     (2)  the issuance of Equity Interests of the Pledged Entities by the
          Company or any Domestic Restricted Subsidiary, as applicable (including in connection with any merger or consolidation) or the sale, transfer, conveyance or other disposition of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

          Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

     (1) a transfer of Equity Interests between or among the Spectrum Entities in accordance with Section 6.10 or a transfer of assets of the Spectrum Entities between or among the Spectrum Entities;

     (2) a transfer of Equity Interests between or among the Pledged Entities or a transfer of assets of the Pledged Entities (other than the Spectrum Entities) between or among the Pledged Entities (other than the Spectrum Entities);

     (3) the sale or lease of equipment, inventory, accounts receivable or other assets (other than FCC License Rights) in the ordinary course of business;

     (4) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

     (5)  a Restricted Payment that is permitted by Section 7.3;

     (6) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

     (7)  the creation of a Permitted Lien;

     (8) non-exclusive licenses of intellectual property in the ordinary course of business that could not reasonably be expected to have a material adverse effect on the value of the Collateral or the ability of the Collateral Agent or the Holders to realize the benefits of, and intended to be afforded by, the Collateral;

     (9) any disposition of Designated Noncash Consideration; provided that such disposition is treated as an increase in the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration and is applied as required under Section 7.2; and

     (10) any foreclosure (subject to any intercreditor or subordination arrangement between such lienholder and the Collateral Agent on behalf of the Holders) upon any assets of the Spectrum Entities pursuant to the terms of a Permitted Lien; provided that such foreclosure does not otherwise constitute a Default under this Indenture.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated


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using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

     "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

     "Business Day" means each day that is not a Legal Holiday.

     "Buyers' Option" means the option of the Purchasers to purchase up to $280 million of Series A or Series B Notes as described in the Purchase Agreement.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" or "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person.

     "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     "Cash Equivalents" means:

     (1) U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody's Investors Service, Inc. or A-1 or better from Standard & Poor's Rating Services;

     (4) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least "A" by Moody's Investors Service, Inc. or Standard & Poor's Rating Services and having maturities of not more than one year from the date of acquisition; and


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     (5)  money market funds denominated in U.S. dollars at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

     "Certificated Note" means a Note that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 2 and 3 thereof.

     "Change of Control" means a change of control of the Company, or any successor entity that is subject to the terms of this Indenture, which shall be deemed to have occurred at such time after the Issue Date as any of the following events shall occur:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets to any person or group of related persons (other than to any of the Company's wholly owned Subsidiaries);

          (2) the approval by the holders of the Company's Capital Stock of any plan or proposal for liquidation or dissolution;

          (3) if any person or group (other than a person or group of persons comprised solely of shareholders of the Company as of the Issue Date or their Affiliates) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of the Company;

          (4) prior to a Qualified IPO and other than as results solely from a transaction that results in a Qualified IPO, if either (i) Craig McCaw and any McCaw Person, taken as a whole, directly or indirectly beneficially owns less than 50% of the total outstanding Class B Common Stock or (ii) Craig McCaw and any McCaw Person, taken as a whole, directly or indirectly beneficially owns less than 66 2/3% of the amount of the total outstanding Class B Common Stock owned by such persons as of the Issue Date; or

          (5) prior to a Qualified IPO and other than as results solely from a transaction that results in a Qualified IPO, any consolidation or merger by the Company where persons who are beneficial owners of the Company's shares of Voting Stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

     For purposes of the definition of Change of Control:

     "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

     a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company will be deemed to include all outstanding shares of Voting Stock of the Company and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the determination is being made, but shall not include any unissued shares deemed to be held by all other persons;

     "beneficially owned" has a meaning correlative to that of beneficial owner; and


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     "unissued shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

     "Change of Control Purchase Date" means the Effective Date for a Change of Control. With respect to any purchase for which a Change of Control Purchase Notice has been delivered after the Effective Date and during the Change of Control Purchase Period, the Change of Control Purchase Date shall mean the date that is three (3) Business Days following the earlier of (i) the end of the Change of Control Purchase Period and (ii) the date of delivery of the Change of Control Purchase Notice.

     "Class A Common Stock" means the Class A common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

     "Class B Common Stock" means the Class B common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

     "Clearwire1" means Clearwire LLC, a Nevada limited liability company and a wholly-owned subsidiary of Clearwire Corporation.

     "Collateral" has the meaning assigned to such term in each of the Pledge and Security Agreements.

     "Collateral Agent" means The Bank of New York.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 101 Barclay Street - 8 West, New York, NY 10286; Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     "Default" or "default" means, when used with respect to the Notes, any event which is or, after notice or passage of time or both, would be an Event of Default.

     "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Pledged Entities in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or


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     upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section
     7.3. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date on which the Notes mature.

     "Domestic Restricted Subsidiary" means a Domestic Subsidiary that is a Restricted Subsidiary.

     "Domestic Subsidiary" means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia and that is not a Foreign Subsidiary.

     "Effective Date" means the date on which the applicable Change of Control occurs.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Exempt Joint Venture" means a Majority Joint Venture engaged in a Permitted Business providing wireless broadband internet services and not formed for the purpose of raising capital which is designated in writing as an Exempt Joint Venture by the Board of Directors of the Company and a copy of such designation is delivered to the trustee and the Holders; provided that a Majority Joint Venture may not be designated an Exempt Joint Venture if either
(i) the owner of Equity Interests in the Majority Joint Venture is a financial institution or fund of a financial institution, an affiliate of a financial institution, an investment fund or an affiliate of an investment fund or (ii) after giving effect to such designation, there are Joint Venture Interests and Exempt Joint Ventures outstanding to or for which the Spectrum Entities shall have sold, leased, conveyed, transferred or otherwise disposed of FCC License Rights representing in excess of 2 billion MHz POPS or (iii) FCC License Rights representing in excess of 500 million MHz POPS are sold, leased, conveyed, transferred or otherwise disposed of to such Majority Joint Venture. Unless prohibited by law or to the extent of any non-disclosure agreement, the Company shall provide the Trustee and the Noteholders a summary description of the material terms of any Exempt Joint Venture to which Spectrum Entities shall have sold, leased, conveyed, transferred or otherwise disposed of FCC License Rights representing in excess of 250 million MHz POPS.

     "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller on an arm's length basis in a transaction not involving distress or necessity of either party, determined in good faith by a majority of the disinterested members of the Board of Directors of the Company (unless otherwise provided in this Indenture).

     "FCC" means the Federal Communications Commission and any successor thereto.

     "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.

     "FCC License Rights" means any right, title or interest in, to or under any FCC License, whether directly or indirectly held, including, without limitation, any rights owned, granted, approved or issued directly or indirectly by the FCC or held, leased, licensed or otherwise acquired from or through any party (including without limitation any rights under Spectrum Leases).

     "Final Maturity Date" means August 15, 2010.

     "Foreign Subsidiary" means any Person (a) which is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code), or (b) whose principal assets consist of capital stock or other Equity Interests of one or more Persons that are "controlled foreign corporations" within the meaning of Section 957 of the Code.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board and (3) such other statements by such other entity as are approved by a significant segment of the accounting profession.

     "Global Note" means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "Government Securities" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

     "Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

     "Guarantor" means:

          (1) Clearwire1 and its Domestic Restricted Subsidiaries;

          (2) NextNet Wireless, Inc. and its Domestic Restricted Subsidiaries;

          (3) Fixed Wireless Holdings, LLC and its Domestic Restricted Subsidiaries; and

          (4) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture;

     and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements ;

          (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

     "Holder" or "Noteholder" means the person in whose name a Note is registered on the Primary Registrar's books.

     "Immaterial Subsidiary" means, as of any date, any Domestic Restricted Subsidiary whose total assets, as of that date, are less than $5,000,000 and whose total revenues for the most recent 12-month period do not exceed $5,000,000; provided that a Domestic Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and "Incurrence" and "Incurred" will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4)  in respect of Capital Lease Obligations and Attributable Debt;

     (5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any earn-out obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

     (6)  representing Hedging Obligations;

     (7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

     (8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than pursuant to clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, provided further that any obligation of the Company or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

     The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     "Interest Payment Collateral" means the amount sufficient to provide for payment in full of the scheduled interest payments on the Notes through August 15, 2007; such amount to be deposited in the Collateral Account as required under the Purchase Agreement and represented in the form of non-callable Government Securities which account shall be governed by, and subject to, the terms of the Account Control Agreement.

     "Interest Payment Date" means February 15 and August 15 of each year.

     "Issue Date" means the date of original issuance of the Series A Notes to the Purchasers under this Indenture.

     "Joint Venture Interests" means Equity Interests in a Person engaged in a Permitted Business that is not a Restricted Subsidiary of the Company.

     "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Majority Joint Venture" means a Restricted Subsidiary of a Spectrum Entity in which the Spectrum Entities hold less than all of the Voting Stock.

     "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company and each of the Guarantors (as applicable) to perform their respective obligations under the Transaction Documents.

     "McCaw Persons" means (i) the immediate family of Craig McCaw and any "person" or "group" under Section 13(d)(3) of the Exchange Act that is controlled by Craig McCaw or his immediate family, any beneficiary of the estate of Craig McCaw or his immediate family or any trust or partnership controlled by any of the foregoing and (ii) following the death of Craig McCaw, any beneficiary of the estate of Craig McCaw or his immediate family or any trust or partnership controlled by any of the foregoing or Eagle River Holdings, LLC and its Subsidiaries or Affiliates.

     "MHz POP" means, with respect to FCC License Rights in spectrum, the channel capacity held in MHz multiplied by the population of the Geographic Service Area (GSA) for which such rights are held, as reasonably determined by the Company in a manner generally consistent with past practice and consistent with the manner used by the Company to calculate MHz POPs on Schedule 4(s) to the Purchase Agreement.

     "Net Proceeds" means the aggregate cash proceeds, if any, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Pledged Entities in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses Incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to any liabilities secured by a Lien permitted under Section 7.4 (other than any Liens securing the Secured Obligations or Pari Passu Indebtedness) on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) appropriate amounts to be provided by the Pledged Entities as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (4) or clause (5) no longer so held or reserved, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

     "Non-Recourse Debt" means Indebtedness:

     (1)  as to which neither the Company nor any of its Restricted Subsidiaries
          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Note Guarantee" means a Guarantee of the Notes pursuant to this Indenture.

     "Notes" means the Series A Notes, Series A-1 Notes and Series B Notes (each, a "Note").

     "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, the Treasurer, any Assistant Controller or any Assistant Secretary or any Assistant Treasurer of the Company.

     "Officers' Certificate" means a certificate signed by one or more Officers; provided, however, that for purposes of Section 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Pari Passu Indebtedness" means Indebtedness (including Hedging Obligations) in an aggregate principal amount at any one time outstanding not to exceed (a) for any date prior to and including the date that is 180 days following the Issue Date, $100.0 million or (b) for any date following the date that is 180 days after the Issue Date, an amount equal to the portion of the Buyer's Option not exercised plus $100.0 million (in each case less the amount of Net Proceeds of Asset Sales used by the Spectrum Entities since the Issue Date to redeem or prepay Pari Passu Indebtedness pursuant to Section 7.2) which shall be payable on a pari passu basis with, or subordinated in right of payment to, the Indebtedness represented by the Notes and the related Note Guarantees.

     "Permitted Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related, complementary or ancillary thereto or a reasonable extension or expansion thereof.

     "Permitted Liens" means:

     (1)  Liens securing the Pari Passu Indebtedness;

     (2)  Liens securing the Secured Obligations;

     (3) Liens securing Permitted Refinancing Indebtedness; provided that the Liens that secure the Indebtedness being refinanced was, and is, permitted under Section 7.1 and such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

     (4) General rules and regulations of the FCC in 47 CFR 1.9001 et. seq. governing Spectrum Leases;

     (5) Liens on (i) FCC License Rights in favor of the FCC to the extent required and arising by operation of law, or (ii) arising from the lease or sublease of such FCC License Rights in the ordinary course of business solely to the extent that (A) such spectrum is not necessary to the conduct of the business of the Company and its Subsidiaries as then conducted or contemplated to be conducted in accordance with the Company's business plan, as approved by the Board of Directors of the Company, (B) such Lien could not reasonably be expected to have a material adverse effect on the value of the Collateral or impair the utility or operation thereof or the ability of the Collateral Agent or the Noteholders to realize the benefits of, and intended to be afforded by, the Collateral, (C) the Collateral Agent has a valid perfected first priority security interest in such lease or sublease and all proceeds thereof, including, without limitation, all rents and other payments thereunder, and (D) such lease or sublease is an Asset Sale otherwise permitted by this Indenture and any requirements of this Indenture in connection with such Asset Sale shall have been complied with;

     (6) Liens existing on the Issue Date which (i) are disclosed in Schedule 3(t) of the Purchase Agreement or (ii) individually or in the aggregate, do not (x) have an adverse affect of more than $3 million on the Collateral or (y) materially impair the use of Collateral for the purposes of which the Collateral are held by the Pledged Entities;

     (7) Judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

     (8) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

     (9) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and, in each case, for which adequate reserves have been established to the extent required by GAAP; and

     (10) Any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction), including, without limitation, FCC License Rights.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) permitted hereunder; provided that:

     (1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

     (5) such Indebtedness is Incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledge and Security Agreements" means the Pledge and Security Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibit C and Exhibit D, respectively hereto, as such agreement may be amended, modified or supplemented from time to time.

     "Pledged Entities" means Clearwire1, Fixed Wireless Holdings, LLC and NextNet Wireless, Inc. and their respective Domestic Restricted Subsidiaries, as applicable, in existence as of the date of this Indenture and their respective successors and assigns.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

     "Principal" or "principal" of a debt security, including the Notes, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Public Entity" means an entity with publicly-traded Capital Stock that is listed on a United States national securities exchange or quoted on the Nasdaq National Market.

     "Qualified IPO" means either: (1) a firm commitment, fully underwritten public offering primarily in the United States of the Company's Class A Common Stock (or the equivalent Capital Stock of its successor in accordance with Section 7.5) by a nationally recognized investment banking firm with gross proceeds to the Company of not less than $300.0 million, with the Class A Common Stock listed on either the New York Stock Exchange or the Nasdaq National Market; or (2) at any time when the Company's Class A Common Stock (or the equivalent Capital Stock of its successor in accordance with Section 7.5) is listed on either the New York Stock Exchange or the Nasdaq National Market, the public float of such listed stock equals or exceeds $300.0 million and the total equity market capitalization of the Company is not less than $1.0 billion.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in Section 3.1 and in the form of Note annexed as Exhibit A hereto.

     "Regular Record Date" means, with respect to each Interest Payment Date, the February 1 or August 1, as the case may be, immediately preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act or any successor for such Rule.

     "Remaining Notes" means a principal amount of Series A Notes or Series A-1 Notes, if any, that is $280.0 million minus the aggregate amount of Series A Notes purchased by the Purchasers on the Issue Date to be purchased by the Subsequent Purchasers (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

     "Replacement Assets" means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Restricted Subsidiary of the Company (such Replacement Assets to be, in the case of FCC License Rights, Spectrum Leases and Wireless Communications Systems, including Equity Interests in entities owning such FCC License Rights, Spectrum Leases and Wireless Communications Systems, in the nature of substitute, replacement or other comparable FCC Licenses, Spectrum Leases and Wireless Communications Systems and Equity Interests in entities owning any FCC License Rights, Spectrum Leases and Wireless Communications Systems of equivalent Fair Market Value to such licenses, leases and systems sold or equipment that may be used in expanding any Wireless Communications Systems, that are, or upon acquisition will become, subject to a valid perfected first priority Lien under the Pledge and Security Agreements).

     "Responsible Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Treasurer Trust Officer or any other officer of the Trustee who customarily performs functions similar to the above officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Global Note" means a Global Note that is a Restricted Note.

     "Restricted Note" means a Note required to bear the restricted legend set forth in the form of Note set forth in Exhibit A of this Indenture.

     "Restricted Subsidiary" of a Person means any Subsidiary of the relevant Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

     "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

     "SEC" means the Securities and Exchange Commission.

     "Sale and Leaseback Transaction" means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Series A Notes" means the Series A Senior Notes due 2010 or any of them (each, a "Series A Note"), as amended or supplemented from time to time, that are issued under this Indenture.

     "Series A-1 Notes" means the Series A-1 Senior Notes due 2010 or any of them (each, a "Series A-1 Note"), as amended or supplemented from time to time, that are issued under this Indenture.

     "Series B Notes" means the Series B Senior Notes due 2010 or any of them (each, a "Series B Note"), as amended or supplemented from time to time, that are issued under this Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act.

     "Spectrum Entity" means Fixed Wireless Holdings, LLC and its Domestic Restricted Subsidiaries and each other Pledged Entity that holds any FCC License Rights that constitute Collateral or Replacement Assets thereof.

     "Spectrum Lease" means any lease, license, agreement or other arrangement pursuant to which any Pledged Entities lease, license or otherwise acquire or obtain any rights, whether exclusive or non-exclusive, with respect to any FCC License, to which any Pledged Entity is now or may hereafter become a party, as amended, amended and restated, supplemented or otherwise modified from time to time.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, or for Indebtedness Incurred after the date of this Indenture, the documentation governing such Indebtedness when Incurred.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     "Tax Original Issue Discount" means original issue discount for United States federal income tax purposes.

     "Total Assets" means, for any Person, the total consolidated assets of such Person and its Restricted Subsidiaries (less depreciation, amortization, applicable reserves and other properly deductible items), as shown on its most recent balance sheet prepared in conformity with GAAP.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     "Unrestricted Certificated Note" means a Certificated Note that is not a Restricted Note.

     "Unrestricted Global Note" means a Global Note that is not a Restricted
Note.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only if such
Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

     (4)  is not a Spectrum Entity or a Pledged Entity.

     "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person or other Persons performing similar functions irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     "Wireless Communications System" means any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system.

     SECTION 1.2. OTHER DEFINITIONS.

                 TERM                    DEFINED IN SECTION
                 ----                    ------------------
"Affiliate Transaction"...............           7.7
"Agent Members".......................           2.1
"Asset Sale Offer"....................           7.2
"Bankruptcy Law"......................           8.1
"Change of Control Notice"............           3.8
"Change of Control Purchase"..........           3.8
"Change of Control Purchase Date".....           3.8
"Change of Control Purchase Notice"...           3.8
"Change of Control Purchase Period"...           3.8
"Change of Control Purchase Price"....           3.8
"Company Order".......................           2.2
"Covenant Defeasance".................          14.3
"Custodian"...........................           8.1
"DTC".................................           2.1
"Depositary"..........................           2.1
"Event of Default"....................           8.1
"Excess Proceeds".....................           7.2
"Excess Proceeds Trigger Date"........           7.2

                 TERM                    DEFINED IN SECTION
                 ----                    ------------------
"First Priority Lien Obligations".....          12.1
"indenture securities"................           1.3
"indenture security holder"...........           1.3
"indenture to be qualified"...........           1.3
"indenture trustee"...................           1.3
"institutional trustee"...............           1.3
"Legal Defeasance"....................          14.2
"Legend"..............................          2.12
"Paying Agent"........................           2.3
"Permitted Debt"......................           7.4
"Primary Registrar"...................           2.3
"Purchase Agreement"..................           2.1
"Purchasers"..........................           2.1
"QIB".................................           2.1
"Redemption Notice"...................           3.1
"Redemption Price"....................           3.1
"Registrar"...........................           2.3
"Restricted Payments".................           7.3
"Secured Obligations".................          12.1
"transfer"............................          2.12

     SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4. RULES OF CONSTRUCTION.

     (a)  Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) words in the singular include the plural, and words in the plural include the singular;

     (4)  provisions apply to successive events and transactions;

     (5)  the masculine gender includes the feminine and the neuter;

     (6) references to agreements and other instruments include subsequent amendments thereto; and

     (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                                    THE NOTES

     SECTION 2.1. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes are being offered and sold by the Company pursuant to a Securities Purchase Agreement dated August 5, 2005 (the "Purchase Agreement") among the Company and the purchasers party thereto (the "Purchasers"), in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Notes. All of the Notes are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") under the Securities Act or to Accredited Investors and shall be issued initially in the form of one or more Restricted Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC", and such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participation in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian (as defined in Section 8.1) as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Notes In General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or redemptions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c), authenticate and deliver initially one or more Global Notes that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CLEARWIRE CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

     SECTION 2.2. EXECUTION AND AUTHENTICATION.

     (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall not exceed $560.0 million, provided that no more than $280.0 million of Notes may be authenticated and delivered on the Issue Date and, subject to Article 6 and Article 7 of this Indenture, no more than up to an aggregate principal amount of Additional Notes not to exceed $280.0 million may be authenticated and delivered by the Company, in each case, in accordance with and pursuant to the terms of the Purchase Agreement. In the event that the Company issues less than $280.0 million of Notes on the Issue Date then, at any time until the date that is thirty (30) days after the Issue Date, the Company may issue and sell the Remaining Notes to any Accredited Investors in accordance with and pursuant to the terms of Section 1(c) of the Purchase Agreement. Other than as set forth in this Section 2.2(a), the Company shall not issue any other Notes under this Indenture. The Series A Notes issued on the Issue Date, any Remaining Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

     (b) An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

     (c) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     (d) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (e) The Trustee shall authenticate and make available for delivery Notes for original issue upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). Subject to Section 2.2(a), the Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Restricted Global Note and the date on which each original issue of Notes is to be authenticated.

     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     (g) The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     SECTION 2.3. REGISTRAR AND PAYING AGENT

     (a) The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Notes may be presented for payment (each, a "Paying Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Notes and of their transfer and exchange.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The

Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar and Custodian, and each of the Corporate Trust Office of the Trustee whose address is 101 Barclay Street - 8 West, New York, NY 10286, in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.

     SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Notes, the Company shall deposit or cause to be deposited with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 10.2, a Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Notes, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5. NOTEHOLDERS LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

     SECTION 2.6. TRANSFER AND EXCHANGE.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11, 3.13 or 11.5.

     (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Notes for a period of 15 days next preceding mailing of a notice of Notes to be redeemed, (2) any Notes or portions thereof selected or called for redemption (except in the case of redemption of a Note in part, the portion thereof not to be redeemed) or (3) any Notes or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion thereof not to be purchased).

     (c) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

     (e) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7. REPLACEMENT NOTES.

     (a) If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased, redeemed or by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay, redeem, or purchase such Note, as the case may be.

     (c) Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     (d) Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.8. OUTSTANDING NOTES.

     (a) Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

     (b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Notes on a Redemption Date, a Change of Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Notes (or portions thereof) payable on that date, then on and after such Redemption Date, Change of Control Purchase Date, or the Final Maturity Date, as the case may be, such Notes (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

     SECTION 2.9. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company (other than Notes purchased by Affiliates under the Purchase Agreement) or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company (other than pledgees of Notes purchased by Affiliates under the Purchase Agreement) or of such other obligor.

     SECTION 2.10. TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

     SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, redemption, purchase, payment or cancellation and shall dispose of the canceled Notes in accordance with its standard procedures. All Notes which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Notes or issue any new Notes to replace any such Notes.

     SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Notes attached hereto as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Note. Whenever any Restricted Note other than a Restricted Global Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (e) No transfer of a Note to any Person shall be effective under this Indenture or the Notes if such transfer would, in the reasonable judgment of the Company, require the Company or any of its Subsidiaries to become subject to the reporting requirements under the Exchange Act.

As used in the preceding Subsections 2.12(d) and (e), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

     (f) The provisions below shall apply only to Global Notes:

          (1) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to subclauses (A) or
(B) immediately above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to subclause (C) immediately above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

          (2) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (3) Subject to the provisions of clause (5) of this Subsection 2.12(f), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(f) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

          (5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

          (6) The Company hereby undertakes to use its reasonable best efforts to maintain the DTC eligibility of the Notes.

     SECTION 2.13. CUSIP NUMBERS.

     The Company in issuing the Notes may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     SECTION 2.14. RANK.

     The Notes shall constitute senior indebtedness of the Company and shall rank pari passu with all other senior indebtedness of the Company and senior to all other indebtedness of the Company.

                                    ARTICLE 3
                             REDEMPTION AND PURCHASE

     SECTION 3.1. OPTIONAL REDEMPTION; NOTICE TO TRUSTEE.

     (a) At any time and from time to time after the Issue Date, the Company may redeem the Notes in whole or in part for cash at a Redemption Price equal to 102.5% of the principal amount thereof plus accrued and unpaid interest up to but excluding the Redemption Date and the pro rata portion of the then-remaining Interest Payment Collateral attributable to such Notes (collectively, the "Redemption Price"), if any, upon at least 30 days' notice given in the manner set forth in Section 3.3 (a "Redemption Notice") provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Notes were registered at the close of business on such Regular Record Date.

     (b) If the Company elects to redeem Notes pursuant to this Section 3.1, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Notes to be redeemed.

     SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Notes to be redeemed. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption, on a pro rata basis. Notes in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.3. NOTICE OF REDEMPTION.

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a Redemption Notice to each Holder of Notes to be redeemed at such Holder's address as it appears on the Registrar's books.

     (b) The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the name and address of each Paying Agent;

          (4) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

          (5) that, unless the Company defaults in making the payment of the Redemption Price, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price payable to such Holder upon presentation and surrender to a Paying Agent of the Notes;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (7) the CUSIP number of the Notes, if any.

     If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (7) of Subsection 3.3(b), the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.

     SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price payable upon redemption. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Notes called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Notes up to but excluding the Redemption Date will be payable on the Interest Payment Date to the Holders in whose names the Notes are registered at the close of business on such Regular Record Date and the Redemption Price payable on the Redemption Date shall be adjusted accordingly.

     SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

     Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.6. NOTES REDEEMED IN PART.

     Upon presentation and surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.7. [INTENTIONALLY OMITTED].

     SECTION 3.8. PURCHASE OF NOTES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

     (a) If at any time any Notes remain outstanding there shall have occurred a Change of Control, all or any portion of the Notes of any Holder equal to $1,000 or an integral multiple of $1,000, shall be purchased by the Company, at the option of such Holder (a "Change of Control Purchase"), at a purchase price equal to 102.5% of the principal amount of the Notes to be purchased, together with interest accrued and unpaid to, but excluding, the Change of Control Purchase Date and the pro rata portion of the then-remaining Interest Payment Collateral attributable to such Notes (the "Change of Control Purchase Price"), provided, however, if the Change of Control Purchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Notes payable on such date shall be payable to the Holders in whose name the Notes were registered at the close of business on such Regular Record Date.

     "Change of Control Purchase Period" means the period beginning upon receipt of the Change of Control Notice and ending thirty (30) Business Days after the Effective Date.

     (b) Within 10 days after the Company knows or reasonably should know of the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Change of Control to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law) (a "Change of Control Notice"). The Change of Control Notice shall include the form of Option to Elect Purchase Upon a Change of Control Notice set forth as part of Exhibit A hereto (a "Change of Control Purchase Notice") to be completed by the Holder and shall state:

     (1) the date of such Change of Control and, briefly, the events causing such Change of Control;

     (2) that a Change of Control Purchase Notice must be given during the Change of Control Purchase Period;

     (3)  the anticipated Change of Control Purchase Date;

     (4)  the Change of Control Purchase Price;

     (5)  the Holder's right to require the Company to purchase the Notes;

     (6) the name and address of each Paying Agent and that the Notes must be surrendered to the Paying Agent to collect payment;

     (7) the procedures that the Holder must follow to exercise rights under this Section 3.8;

     (8) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal;

     (9) that, unless the Company defaults in making payment of the Change of Control Purchase Price, Notes covered by any Change of Control Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Change of Control Purchase Date; and

     (10) the CUSIP number of the Notes, if any.

     If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Notes.

     (c) A Holder may exercise its rights specified in this Section 3.8 upon delivery of a Change of Control Purchase Notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) to any Paying Agent at any time prior to the close of business on the last Business Day of the Change of Control Purchase Period.

     (1) The delivery of a Holder's Note to any Paying Agent prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

     (2) The Company shall only be obliged to purchase pursuant to this Section 3.8, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

     (3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this Subsection 3.8(c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on last Business Day of the Change of Control Purchase Period by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

     (4) A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

     (5) Anything herein to the contrary notwithstanding, in the case of Global Notes, any Change of Control Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     SECTION 3.9. EFFECT OF CHANGE OF CONTROL PURCHASE NOTICE.

     (a) Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Subsection 3.8(c), the Holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (1) the Change of Control Purchase Date with respect to such Note (provided that the conditions in Subsection 3.8(c) have been satisfied) and (2) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Subsection 3.8(c).

     (b) A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     SECTION 3.10. DEPOSIT OF CHANGE OF CONTROL PURCHASE PRICE.

     (a) On or before 10:00 a.m., New York City time, on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change of Control Purchase
Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased on such Change of Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change of Control Purchase Date.

     (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Note for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change of Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Notes purchased on or as soon as practicable after the Change of Control Purchase Date.

     SECTION 3.11. NOTES PURCHASED IN PART.

     Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

     SECTION 3.12. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF NOTES.

     In connection with any offer to purchase of Notes under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Notes, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

     SECTION 3.13. ESCROW OF INTEREST PAYMENTS.

     The Company shall purchase and pledge to the Collateral Agent, for the exclusive benefit of the Noteholders, the Interest Payment Collateral. Such Interest Payment Collateral shall be deposited and held in a collateral account (the "Collateral Account") with The Bank of New York (the "Securities Intermediary"). The Company hereby (i) grants to the Collateral Agent for the benefit of the Noteholders a first priority security interest in and lien upon the Collateral Account and all cash, cash equivalents, instruments, securities (including any Interest Payment Collateral), and other financial or other assets which are maintained in the Collateral Account, as well as all security entitlements arising out of the assets carried in the Collateral Account, and all additional assets which are delivered by Company to the Securities Intermediary for deposit in the Collateral Account, from time to time and at any time, together with any substitutions or replacements, all cash and non-cash proceeds thereof, including but not limited to insurance proceeds, all cash and stock dividends, all securities issued pursuant to stock split or rights offerings or similar events, and all securities issued in exchange for any other of the foregoing as a result of mergers, reorganizations or similar transactions (the "Pledged Collateral") and (ii) agrees to execute and deliver on the Issue Date an Account Control Agreement with respect to the Pledged Collateral, substantially in the form attached as Exhibit E hereto with the Securities Intermediary and the Collateral Agent (as amended or modified from time to time, the "Account Control Agreement"). Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Account Control Agreement as the same may be amended from time to time and directs the Collateral Agent to enter into the Account Control Agreement. Upon the payment in full of the interest on the outstanding notes through the August 15, 2007 Interest Payment Date and so long as no Event of Default shall have occurred and be continuing which would with the passage of time and failure to cure would result in an Event of Default, any amount remaining in the Collateral Account shall be released to the Company and the Account Control Agreement shall be terminated.

                                    ARTICLE 4
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 5
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 6
                                    COVENANTS

     SECTION 6.1. PAYMENT OF NOTES.

     (a) Interest shall accrue in respect of the Notes at the rate and in the manner provided in the Notes and this Indenture. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Accrued and unpaid interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Notes.

     (b) Payment of the principal of (and premium, if any) and interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

     SECTION 6.2. SEC REPORTS.

     (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, if the Company is subject to these sections of the Exchange Act, within 15 days after the applicable filing date as set forth in the Exchange Act.

     (b) At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would otherwise be required to file with the Commission in a Quarterly Report on Form 10-Q and (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants, provided that in each case the delivery of materials to the Trustee by electronic means shall be deemed "furnished" to the Trustee for purposes of this Section 6.2(d); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 6.3. COMPLIANCE CERTIFICATES.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers' Certificate executed by any of the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     The Company shall promptly deliver to the Trustee and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

     SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

     SECTION 6.6. RULE 144A INFORMATION REQUIREMENT.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes make available to such Holder or beneficial holder of Notes which continue to be Restricted Notes in connection with any sale thereof and any prospective purchaser of Notes designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Notes may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 6.7. STAY, EXTENSION AND USURY LAWS.

     The Company and the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of, premium, if any, or interest, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.8. INFORMATION FOR IRS FILINGS.

     The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

     SECTION 6.9. BUSINESS ACTIVITIES.

     The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 6.10. THE SPECTRUM ENTITIES

     The Company shall not permit any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of any of the Company's or any of its Subsidiaries' Equity Interests in any Spectrum Entity to any Person (unless such Person is a Spectrum Entity), except for any such sales, leases or transfers which are Asset Sales permitted under Section 7.2 of this Indenture. Except for Equity Interests of Spectrum Entities sold, leased, exchanged or transferred in accordance with this Section 6.10, all Spectrum Entities shall remain, directly or indirectly, wholly-owned Subsidiaries of the Company and no Spectrum Entity shall change its jurisdiction of incorporation or formation to any jurisdiction outside of the United States.

     SECTION 6.11. TAX TREATMENT OF SECURITIES.

     The Company agrees, and each Holder and any beneficial owner of a Note by its purchase thereof shall be deemed to agree, to treat the Notes, for United States federal income tax purposes, as contingent payment debt instruments that are subject to Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Note by its purchase thereof shall be deemed to agree, to accrue interest with respect to outstanding Notes as Tax Original Issue Discount according to the "noncontingent bond method" set forth in Section 1.1275-4(b) of the Treasury Regulations, using the applicable comparable yield set forth in Annex A to this Indenture, compounded semiannually, and the applicable projected payment schedule attached as Annex A to this Indenture.

     The Company acknowledges and agrees, and each Holder and any beneficial owner of a Note by its purchase thereof shall be deemed to acknowledge and agree, that (i) the projected payment schedule is not provided for any purpose other than the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes and (ii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the amounts payable on the Notes.

                      ARTICLE 7 OTHER RESTRICTIVE COVENANTS

     SECTION 7.1. INCURRENCE OF INDEBTEDNESS BY SPECTRUM ENTITIES.

               (A) The Spectrum Entities shall not, directly or indirectly, Incur any Indebtedness.

               (B) Section 7.1(A) shall not prohibit the Incurrence by the Spectrum Entities of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the Incurrence of Pari Passu Indebtedness;

          (ii) the Incurrence of Indebtedness represented by the Notes and the related Note Guarantees;

          (iii) the Incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under clauses (i), (ii) and (iii) of this
     Section 7.1(B);

          (iv) any Indebtedness represented by Spectrum Leases to the extent that they constitute Capital Lease Obligations (for purposes of clarification the foregoing is not meant to expand the ability of the Company to incur Permitted Debt but simply to take into account the fact that the Spectrum Leases may be deemed to constitute Capital Lease Obligations);

          (v) the Incurrence of Indebtedness to the extent that the proceeds thereof are promptly applied to satisfy and discharge the Notes and Pari Passu Indebtedness in full; and

          (vi) the Incurrence of additional unsecured Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (vi), not to exceed $5.0 million.

     SECTION 7.2. ASSET SALES OF SPECTRUM ENTITIES.

     The Spectrum Entities will not consummate an Asset Sale unless:

          (1) the Spectrum Entities receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of, provided that, (i) with respect to an Asset Sale (in a single transaction or a series of related transactions) to an Affiliate of the Company involving FCC License Rights or Spectrum Leases covering in excess of 500.0 million MHz POPs (in a single transaction or series of related transactions), the Company shall obtain an opinion as to the fairness to the Spectrum Entity of such Asset Sale from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; and (ii) if the Spectrum Entities have, since the Issue Date, consummated Asset Sales involving FCC License
Rights or Spectrum Leases covering in excess of 3.0 billion MHz POPs in the aggregate, then with respect to any single Asset Sale (in a single transaction or a series of related transactions) to any person or group of persons involving FCC License

Rights or Spectrum Leases covering in excess of 500.0 million MHz POPs, the Company shall obtain an opinion as to the fairness to the Spectrum Entity of such Asset Sale from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; and

          (2) 100% of the consideration therefor is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing, all of which shall be received by one or more Spectrum Entities. For purposes of this 100% limitation, any Designated Noncash Consideration received by the Spectrum Entities in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received that is at that time outstanding, not to exceed $35 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash.

     Notwithstanding the foregoing clause (2), from the Issue Date through August 15, 2006, the Spectrum Entities may receive Joint Venture Interests as consideration for Asset Sales involving FCC License Rights or Spectrum Leases covering up to 1.0 billion MHz POPs in the aggregate. If any such Joint Venture Interests are acquired by the Spectrum Entities, the Company shall cause the Spectrum Entities to consummate Asset Sales prior to August 15, 2006 in which the Joint Venture Interests will be replaced with cash, Cash Equivalents or Replacement Assets such that on and after August 15, 2006 the Spectrum Entities do not hold any Joint Venture Interests; provided, that for any such Asset Sales, an opinion as to the fairness of any Asset Sale shall not be required in connection with any such Asset Sale to the Company or a Restricted Subsidiary of the Company (other than a Spectrum Entity).

     Notwithstanding the foregoing clause (1)(i), an opinion as to the fairness of any Asset Sale shall not be required in connection with any Asset Sale to the Company or a Restricted Subsidiary of the Company (other than a Spectrum Entity) if substantially contemporaneously therewith, the assets so transferred are exchanged by the Company or Restricted Subsidiary for Joint Venture Interests.

     Within 365 days after the receipt by the Spectrum Entity of any Net Proceeds from an Asset Sale, the Spectrum Entity may apply such Net Proceeds at its option:

     (1)  to make an Asset Sale Offer (as defined below);

     (2) to redeem on a pro rata basis the Notes in accordance with Article 3 and a pro rata or lesser amount of Pari Passu Indebtedness; or

     (3)  to purchase Replacement Assets.

     Pursuant to the Pledge and Security Agreements, the Collateral Agent on behalf of the Holders of Notes shall have a valid perfected first priority Lien in any Replacement Assets or Net Proceeds received by the Spectrum Entities in connection with an Asset Sale.

     Pending the final application of any such Net Proceeds, the Spectrum Entities, as applicable, shall maintain such Net Proceeds in cash or may invest such Net Proceeds in Cash Equivalents. Such cash or Cash Equivalents, as the case may be, shall be held in a deposit account subject to a Lien in favor of the Collateral Agent on behalf of the Holder of Notes and the applicable Spectrum Entity shall deliver (i) a security agreement, in form and substance satisfactory to the Collateral Agent, and (ii) an account control agreement, in form and substance satisfactory to the Collateral Agent, with respect to such deposit account duly executed by such Spectrum Entity, the deposit bank or securities intermediary, as the case may be, and the Collateral Agent.

     On the 366th day after an Asset Sale or such earlier date, if any, as any of the Spectrum Entities determine not to apply the Net Proceeds relating to such Asset Sale as set forth above (each such date being referred as an "Excess Proceeds Trigger Date"), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in this
Section 7.2 ("Excess Proceeds") will be applied by the Company to make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and 100% of the principal amount of such other Pari Passu Indebtedness, in each case plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

     The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Spectrum Entities, as applicable may use such Excess Proceeds (x) to redeem on a pro rata basis any outstanding Notes in accordance with Article 3 and Pari Passu Indebtedness, (y) to purchase Replacement Assets in accordance with the terms of this Section 7.2 or (z) to invest in Cash Equivalents, and, in the case of (y) and (z), any such Replacement Assets and Cash Equivalents shall be subject to a valid perfected first priority Lien under the Pledge and Security Agreements. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

     In the event that, pursuant to this Section 7.2 hereof, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, shall state:

     (1) that the Asset Sale Offer is being made pursuant to this Section 7.2 and the length of time the Asset Sale Offer will remain open;

     (2)  the Offer Amount, the purchase price and the Purchase Date;

     (3) that any Note not tendered or accepted for payment shall remain outstanding and continue to accrue interest;

     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 7.2. The Company, the Depositary or the Paying Agent, as the case may be, will make payment of the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase in accordance with Section 6.1, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

     SECTION 7.3. RESTRICTED PAYMENTS.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company thereof held by Persons other than the Company; or

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof (all such payments and other actions set forth in clauses (1), (2) and (3) being collectively referred to as "Restricted Payments"),

     (b) The preceding provisions will not prohibit:

          (1) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company;

          (2) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

          (3) the repurchase of Equity Interests of the Company constituting fractional shares;

          (4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of the Company or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement approved by a majority of the disinterested members of the Board of Directors of the Company; and

          (6) Restricted Payments pursuant to agreements or arrangements in effect on the Issue Date.

Notwithstanding the foregoing, no Spectrum Entity shall at any time pay a dividend or make any payment or distribution to any entity that is not a Spectrum Entity unless the proceeds of such dividend or distribution is applied in its entirety on a pro rata basis to redemption of the Notes or Pari Passu Indebtedness in accordance with the terms of the Indenture; provided that, (i) each Spectrum Entity may pay a dividend or make payments and distributions to the Company so that the Company may pay its combined, consolidated or unitary tax liabilities and any franchise tax liabilities, so long as the Company uses the dividend, payment or distribution to pay such taxes at such time and (ii) an Exempt Joint Venture may make distributions to holders of its Equity Interests on a pro rata basis.

     SECTION 7.4. LIMITATION ON LIENS.

          (1) The Company shall not, and will not permit any of its Subsidiaries (including the Spectrum Entities) to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) on any Collateral held by Spectrum Entities or on the Equity Interests of Spectrum Entities.

          (2) The Company shall not, and will not permit any of its Subsidiaries (including the Pledged Entities) to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness on any Collateral held by Pledged Entities (other than Spectrum Entities) or on the Company's Equity Interests in Pledged Entities (other than Spectrum Entities),other than:

               (A) Permitted Liens;

               (B) Liens on property existing at the time of acquisition thereof by a Pledged Entity or any Restricted Subsidiary of a Pledged Entity, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by such Pledged Entity or such Restricted Subsidiary;

               (C) Liens to secure Indebtedness, including Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in a Permitted Business; and

               (D) Liens in the ordinary course of business of the Pledged Entities in an aggregate amount not to exceed $5.0 million at any one time outstanding.

     SECTION 7.5. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease or otherwise dispose of its properties and assets substantially as an entirety (in one or more related transactions) to any other Person, unless:

     (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership, trust or other entity, is organized and validly existing under the laws of the United States of America or any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets; and

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     The provisions of this Section 7.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     Notwithstanding the foregoing, other than as permitted under Section 7.2 or
7.11 (and other than a sale or other disposition by the Company that would comply with Section 7.11 as if it were subject thereto), as applicable, the Company shall not convey, transfer or lease or otherwise dispose of or transfer any of its Equity Interests, in (x) the Spectrum Entities and their respective successors, or (y) Clearwire1, its Domestic Restricted Subsidiaries and their respective successors to any other Person other than to a wholly owned Subsidiary that is or becomes a Guarantor, and, in each case, has pledged all of such Equity Interests to the Collateral Agent pursuant to the Pledge and Security Agreements unless the proceeds thereof are used to redeem all of the Notes in accordance with Article 3.

     SECTION 7.6. SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.5, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

     SECTION 7.7. TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

     (2)  the Company delivers to the Trustee:

     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions (except with respect to any transaction involving a Spectrum Entity that is not expressly permitted pursuant to another Section of this Indenture) and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as part of any such transactions; provided that transactions between or among the Company, any Restricted Subsidiary and any Foreign Subsidiaries shall not be deemed to Affiliate Transactions if such transactions are, in the good faith determination of the Board of Directors of the Company, in the best interests of the Company and are on terms that are at least as favorable to the Company and/or any Restricted Subsidiary than those that can be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or any Restricted Subsidiary;

     (2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

     (3)  Restricted Payments that are permitted by Section 7.3;

     (4) Asset Sales by Spectrum Entities to the Company or any Subsidiaries that are permitted by, and in accordance with, Section 7.2;

     (5) any sale of Equity Interests of the Company or its Restricted Subsidiaries;

     (6) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

     (7) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Company;

     (8) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

     (9) transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person; and

     (10) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     SECTION 7.8. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

     (1) if applicable, the Company or such Restricted Subsidiary, as applicable, could have Incurred such Indebtedness under Section 7.1 or
          Section 7.4 in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction;

     (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction;

     (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 7.2; and

     (4) the assets transferred in such Sale and Leaseback Transaction are not Collateral.

     SECTION 7.9. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

     (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

          (1) any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 7.4;

          (2) except as would be permitted under Section 7.7, the Subsidiary being so designated is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary thereof unless either (A) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of the Board of Directors or the senior management of the Company, or (B) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

          (3) no Default or Event of Default would be in existence following such designation.

     (b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 7.9(a)(2), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.

     (c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

          (1) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 7.4; and

          (2) no Default or Event of Default would be in existence following such designation.


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

     SECTION 7.10. ADDITIONAL NOTE GUARANTEES.

     If (i) any of the Pledged Entities or any of their respective Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Exempt Joint Venture), or (ii) any Spectrum Entity acquires or creates a Domestic Subsidiary (other than an Exempt Joint Venture), then the Company will cause that newly acquired or created Domestic Subsidiary or Domestic Restricted Subsidiary, as the case may be, to (a) execute a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, (b) enter into and deliver supplements to the Pledge and Security Agreements, or such other pledge and security agreements in form and substance satisfactory to the Collateral Agent and the Trustee, and take all such action necessary or advisable to create, maintain and perfect the valid first priority perfected security interests in the Collateral intended to be created thereby, (c) deliver an Officers' Certificate and an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture, supplements to the Pledge and Security Agreements or such other pledge and security agreements have been duly authorized, executed and delivered by that Domestic Subsidiary or Domestic Restricted Subsidiary, as the case may be and constitute valid and binding agreements of that Domestic Subsidiary or Domestic Restricted Subsidiary, as the case may be, enforceable in accordance with its terms (subject to customary exceptions), and (d) deliver an Opinion of Counsel in accordance with the requirements of Section 12.2(a); provided that any Domestic Subsidiary or Domestic Restricted Subsidiary, as the case may be, that constitutes an Immaterial Subsidiary need not comply with clauses (a) through
(d) above until such time as it ceases to be an Immaterial Subsidiary. The form of such Note Guarantee is attached as Exhibit B hereto.

     If any Spectrum Entity acquires or creates an Exempt Joint Venture then:

          (1) the Exempt Joint Venture shall not, without the consent of the Trustee as directed by Holders of at least a majority in aggregate principal amount of the Notes then outstanding,

               (A) commence a voluntary case or proceeding;

               (B) consent to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consent to the appointment of a Custodian of it or for all or substantially all of its property;

               (D) make a general assignment for the benefit of its creditors;

               (E) file a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (F) consent to the filing of such a petition or the appointment of or taking possession by a Custodian,

     in each case within the meaning of any Bankruptcy Law;

          (2) the Exempt Joint Venture shall not permit its liquidated and non-contingent liabilities, not subject to dispute to exceed $1 million (other than claims or obligations not constituting Indebtedness that are (i) incurred in the ordinary course of business and consistent with ordinary business terms and (ii) paid when due); and

          (3) the Company will provide notice to the Trustee and the Noteholders in the event that a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Exempt Joint Venture in an involuntary case or proceeding or adjudicates the Exempt Joint Venture insolvent or bankrupt;

               (B) appoints a Custodian of the Exempt Joint Venture or for all or substantially all of the property of the Exempt Joint Venture; or

               (C) orders the winding up or liquidation of the Exempt Joint Venture.

     None of the requirements of the immediately preceding clauses (1), (2) and
(3) shall apply to any Exempt Joint Venture if such Exempt Joint Venture complies with clauses (a) through (d) of the first paragraph of this Section 7.10.

     SECTION 7.11. ASSET SALES OF PLEDGED ENTITIES.

          The Pledged Entities (other than the Spectrum Entities) will not consummate an Asset Sale unless:

          (1) the Pledged Entities receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or equity interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefor received by the Pledged Entities is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this 75% limitation, each of the following will be deemed to be cash:

          (a) any liabilities (as shown on the Pledged Entities' most recent balance sheet) of the Pledged Entities (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Pledged Entities or any Subsidiary of the Pledged Entities) that are assumed by the transferee of any such assets or equity interests pursuant to a written assignment and assumption agreement that releases the Pledged Entities from further liability therefor;

          (b) any securities, notes or other obligations received by the Pledged Entities from such transferee that are converted by the Pledged Entities into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion);

          (c) any Designated Noncash Consideration received by the Pledged Entities in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding does not exceed $50.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

          Within 365 days after the receipt by the Pledged Entities of any Net Proceeds from an Asset Sale, the Pledged Entities may apply such Net Proceeds:

     (1) to make a Pledged Entities Asset Sale Offer (as defined in this Section 7.11);


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

     (2) to redeem on a pro rata basis the Notes in accordance with Article 3 and a pro rata or lesser amount of Pari Passu Indebtedness; or

     (3) to purchase Replacement Assets.

     Pursuant to the Security Agreement, the Collateral Agent on behalf of the Holders of Notes shall have a valid perfected first priority Lien in any Replacement Assets or Net Proceeds received by the Pledged Entities in connection with an Asset Sale.

     Pending the final application of any such Net Proceeds, the Pledged Entities shall maintain the Net Proceeds in cash or may temporarily reduce revolving credit borrowings that constitute Pari Passu Indebtedness or invest such Net Proceeds in Cash Equivalents. Such cash or Cash Equivalents, as the case may be, shall be held in a deposit account subject to a Lien in favor of the Collateral Agent on behalf of the Holder of Notes and the applicable Pledged Entity shall deliver (i) a security agreement, in form and substance satisfactory to the Collateral Agent, and (ii) an account control agreement, in form and substance satisfactory to the Collateral Agent, with respect to such deposit account duly executed by such Pledged Entity, the deposit bank or securities intermediary, as the case may be, and the Collateral Agent.

     On the 366th day after an Asset Sale or such earlier date, if any, as any of the Pledged Entities determine not to apply the Net Proceeds relating to such Asset Sale as set forth above (each such date being referred as a "Pledged Entities Excess Proceeds Trigger Date"), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in this Section 7.11 ("Pledged Entities Excess Proceeds") will be applied by the Company to make an offer (a "Pledged Entities Asset Sale Offer") to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Pledged Entities Excess Proceeds. The offer price in any Pledged Entities Asset Sale Offer will be equal to 100% of the principal amount of the Notes and 100% of the principal amount of such other Pari Passu Indebtedness plus accrued and unpaid interest, to the date of purchase, and will be payable in cash.

     The Company may defer the Pledged Entities Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Pledged Entities Excess Proceeds (not only the amount in excess of $25.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of a Pledged Entities Asset Sale Offer, the Pledged Entities may use such Excess Proceeds (x) to redeem on a pro rata basis any outstanding Notes in accordance with Article 3 and Pari Passu Indebtedness, (y) to purchase Replacement Assets in accordance with the terms of this Section 7.11 or (z) to invest in Cash Equivalents, and, in the case of (y) and (z), any such Replacement Assets and Cash Equivalents shall be subject to a valid perfected first priority Lien under the Pledge and Security Agreements. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Pledged Entities Asset Sale Offer exceeds the amount of Pledged Entities Excess Proceeds, the Notes and such other Pari Passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Pledged Entities Excess Proceeds subject to such Asset Sale will no longer be deemed to be Pledged Entities Excess Proceeds.


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

     In the event that, pursuant to this Section 7.11 hereof, the Company is required to commence a Pledged Entities Asset Sale Offer, it will follow the procedures specified in Section 7.2 with respect to an Asset Sale Offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

     SECTION 7.12. SPECTRUM HOLDINGS.

     If less than 85 % of the aggregate Spectrum Holdings of the Spectrum Entities fail to be ESC-compliant based upon the compliance percentage assessed on the basis of FCC License or Underlying License (as defined below), as the case may be, from which the Spectrum Holding is derived, as provided in this
Section 7.12, then the Company will take all commercially reasonable efforts to bring the Spectrum Holdings into at least 85 % ESC compliant within 90 days.

     For purposes of this Section 7.12, "Spectrum Holdings" means the present effective right of the Spectrum Entities to use a defined portion of the radiofrequency spectrum within a "Geographic Service Area" as defined below in the conduct of the business of the Company, including rights directly from FCC Licenses and rights under Spectrum Leases with FCC licensees of such spectrum.

     "Underlying License" means the license granted by the FCC to the lessor to the Spectrum Entities under a Spectrum Lease.

     "Geographic Service Area" means either the area for incumbent site-based licensees that is bounded by a circle having a 35 mile radius and centered at the station's reference coordinates, which was the previous protected service area to which incumbent licensees were entitled prior to January 10, 2005, and is bounded by the chords drawn between intersection points of the licensee's previous 35 mile protected service area and those of respective adjacent market co-channel licensees or a BTA that is licensed to the respective BRS/BTA authorization holder subject to the exclusion of overlapping co-channel incumbent geographic service area.

     "Effective Spectrum Criteria"(or "ESC") means,

     (a) with respect to Spectrum Holdings in the form of an FCC License, that a Spectrum Entity holds the FCC License and that the FCC License is currently effective in accordance with its terms and authorizes the present use of the entire portion of the radiofrequency specified in such FCC License for use by the Spectrum Entities throughout the entirety of the Geographic Service Area specified in such FCC License without any further authorization from the FCC, except to the extent that a change in FCC rules or policies affects the ability of a Spectrum Entity to use the entire portion of the radiofrequency specified in such FCC License; and

     (b) with respect to Spectrum Holdings in the form of a Spectrum Lease:

     (1) The lessor under the spectrum lease (or, in the case of a sublease, the sublessor's lessor) is the authorized holder of an FCC License that is currently effective in accordance with its terms and authorizes the present use of the entire portion of the radiofrequency specified in such FCC License throughout the entirety of the Geographic Service Area specified in such FCC License without any further authorization from the FCC, except to the extent that a change in FCC rules or policies affects the ability of a Spectrum Entity to use the entire portion of the radiofrequency specified in such spectrum lease;

     (2) The Geographic Service Area and the portion of the radiofrequency spectrum authorized for use by the lessor in the FCC License held by the lessor includes the entirety of both the Geographic Service Area and the portion of the radiofrequency spectrum specified in the Spectrum Lease; and the FCC License permits the lessor to lease and the Spectrum Lease validly leases to the Spectrum Entity that is a party thereto the entire portion of the radiofrequency spectrum specified in the Spectrum Lease throughout the entire Geographic Service Area specified in such Spectrum Lease for use by such Spectrum Entity in its business; except to the extent that a change in FCC rules or policies affects the ability of a Spectrum Entity to use the entire portion of the radiofrequency specified in such Spectrum Lease; and

     (3) Either

     (a) the spectrum lease is of a type and category that requires FCC approval to be valid and has currently effective FCC approval, or

     (b) the spectrum lease is not of a type and category that requires FCC approval.

     The compliance percentage for purposes of this covenant shall be derived from a fraction, the denominator of which is the total number of the Underlying Licenses and FCC Licenses from which the Spectrum Holdings derive (based on separate call signs), whether derived directly or by Spectrum Lease, and the numerator of which is the number of Underlying Licenses and FCC Licenses for which the Spectrum Holdings derived therefrom are ESC-compliant.

                                   ARTICLE 8
                              DEFAULT AND REMEDIES

     SECTION 8.1. EVENTS OF DEFAULT.

     (a) An "Event of Default" shall occur upon:

          (1) the failure of the Company to pay or cause to be paid the principal of, or premium, if any, when due on any Note (whether at maturity, upon acceleration, redemption, repurchase or otherwise);

          (2) the failure of the Company to pay or cause to be paid any interest on any Note when due that continues for 30 days;

          (3) the failure of the Company to give the Change of Control Notice when required by Section 3.8, if such failure continues for 20 days;


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

          (4) the failure of the Company to comply with the provisions of
Section 7.1 or Section 7.4, if such failure continues for 30 days after the Company becomes aware or reasonably should have been aware of such failure or the Notice of Default specified below is given;

          (5) the failure of the Company to perform or observe any other covenant required by, this Indenture, the Notes, the Account Control Agreement or the Pledge and Security Agreements or the breach of any representation or warranty made in the Purchase Agreement, if such failure continues for 60 days after the Notice of Default specified below is given; provided, however, no breach of a representation or warranty made in the Purchase Agreement shall constitute an Event of Default unless such breach causes a Material Adverse Effect;

          (6) a default under any indebtedness for money borrowed by the Company or the Guarantors in an aggregate outstanding principal amount in excess of $25.0 million, which default (A) is a payment default unless such payment default is waived, cured, rescinded or annulled or unless such indebtedness is discharged, in any case within 30 days of the date such payment was due or, if longer, during any applicable grace or cure period, (B) is caused by the failure to pay principal at the final maturity on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged, or (C) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged; provided, however, that any payment default on, or a default that results in the acceleration of, any Pari Passu Indebtedness shall be an Event of Default regardless of whether the amount of any such Indebtedness exceeds $25 million;

          (7) the entry against the Company or the Guarantors of a final judgment or judgments (not subject to appeal and not covered by insurance) aggregating in excess of $25.0 million, which judgments remain unpaid, unstayed, undischarged or unbonded for a period of 60 days;

          (8) the Company, a Guarantor that is a Significant Subsidiary, or any Spectrum Entity with Total Assets, when taken together with the Total Assets of any other Spectrum Entity that has become subject to the provisions of this clause (8), in excess of $10.0 million, pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (D) makes a general assignment for the benefit of its creditors;

               (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or the Guarantors that are Significant Subsidiaries in an involuntary case or proceeding or adjudicates the Company or the Guarantors insolvent or bankrupt;

               (B) appoints a Custodian of the Company or the Guarantors that are Significant Subsidiaries or for all or substantially all of the property of the Company; or

               (C) orders the winding up or liquidation of the Company or the Guarantors that are Significant Subsidiaries;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          (10) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

          (11) any Pledge and Security Agreement or the Account Control Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to be effective to grant the Collateral Agent or perfect the Liens with the priority purported to be created thereby on (i) a portion of the Collateral (other than the Interest Payment Collateral) thereunder that is in excess of $10.0 million, subject to Liens permitted pursuant to Section 7.4 or
(ii) the Collateral Account; and

          (12) the Company or any Guarantor shall assert in writing that any Lien created under the Pledge and Security Agreements is invalid or unenforceable.

     (b) A default under clauses (4) or (5) of Subsection 8.1(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time specified in clauses (4) or (5) of Subsection 8.1(a) after receipt of such notice. The notice given pursuant to this Section
8.1 must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 8.1 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

     SECTION 8.2. ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(8) or (9) of Subsection 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, declare the principal amount, and all accrued and unpaid interest, and any premium to the date of acceleration on the Notes then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or
(9) of Subsection 8.1(a) occurs and is continuing with respect to the Company, the principal amount, and all accrued and unpaid interest, and any premium on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Notes) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of Section 8.1 above or a payment default on such Indebtedness, the declaration of acceleration of the Notes shall be automatically annulled if the holders of such Indebtedness described in subclause (A) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration or waived the payment default, as applicable, and if: (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     SECTION 8.3. OTHER REMEDIES.

     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest and any premium on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, premium, or interest on any Note or any default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Note affected. When a default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


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

     SECTION 8.5. CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.6. LIMITATIONS ON SUITS.

     (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes (except actions for payment of overdue principal, premium, if any, or interest) unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

     (b) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

     SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of the Redemption Price, the Change of Control Repurchase Price or any interest on the Note, on or after the respective due dates expressed in the Note and this Indenture and to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Subsection 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.10. PRIORITIES.

     (a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

          (1) First, to the Trustee for amounts due under Section 9.7;

          (2) Second, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          (3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and

          (4) Fourth, the balance, if any, to the Company.

     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

     SECTION 8.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This


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Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

     SECTION 8.12. WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 8.13. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 8.14. RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 8.15. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 9
                                     TRUSTEE

     SECTION 9.1. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.


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

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of Subsection (b) of this
Section 9.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities Incurred by it relating thereto.

Every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 9.1.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.2. RIGHTS OF TRUSTEE.

     (a) Subject to Section 9.1:

          (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

          (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.


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

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall Incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

          (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent and Registrar, and to each agent, custodian and other Person employed to act hereunder.

          (10) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture

     SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

     SECTION 9.4. TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.


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

     SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

     If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of all uncured defaults or Events of Default known to it within 30 days after the Trustee becomes aware of such defaults or Events of Default. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Noteholders, except in the case of a default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note when due or in the payment of any redemption or purchase obligation.

     SECTION 9.6. HOLDER'S LIST AND REPORTS BY TRUSTEE TO HOLDERS.

     (a) The Company will furnish or cause to be furnished to the Trustee: (1) quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date; and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

     (b) (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.6(a) and the names and addresses of Noteholders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.6(b) upon receipt of a new list so furnished.

          (2) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

          (3) Every Noteholders of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the TIA.

     (c) If a report is required by TIA Section 313, within 60 days after each August 1, beginning with October 15, 2006, the Trustee shall mail to each Noteholder a brief report dated as of such October 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and
(c).

     (d) A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee whenever the Notes become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Notes are listed or admitted to trading and of any delisting thereof.

     SECTION 9.7. COMPENSATION AND INDEMNITY.

     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances Incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) Incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability Incurred by it resulting from its gross negligence or bad faith.

     (d) To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee to pay the principal of and interest on particular Notes. The obligations of the Company under this
Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     (e) When the Trustee Incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Subsection 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     SECTION 9.8. REPLACEMENT OF TRUSTEE.

     (a) The Trustee may resign by so notifying the Company and to the Holders of Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee at any time by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 9.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.


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     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     (d) The Holders of a majority in aggregate principal amount of the Notes then outstanding may upon removal of the Trustee nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten Business Days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any other Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions provided herein, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (e) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have Incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     (g) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     (h) Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section
9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).


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

     SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 9.12. DISQUALIFICATION; CONFLICTING INTERESTS

     If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE.

     (a) This Indenture shall cease to be of further effect (except as to registration of transfer herein expressly provided for and as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation,

                    (i) have become due and payable,

                    (ii) will become due and payable at the Final Maturity Date within one year, or

                    (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          (2) and the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

          (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be;

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7, and, if money shall have been deposited with the Trustee pursuant to clause (2) of Subsection 10.1(a), the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12 and 12.5,
Article 3, the last paragraph of Section 6.2 and this Article 10, shall survive until the Notes have been paid in full.

     SECTION 10.2. APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of and interest on the Notes.

     SECTION 10.3. REPAYMENT TO COMPANY.

     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.1 and (2) held by them at any time.

     (b) The Trustee and each Paying Agent shall, subject to applicable abandoned property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


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

     SECTION 10.4. REINSTATEMENT.If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

     (a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder for the purpose of:

          (1) adding to the Company's covenants for the benefit of the Holders;

          (2) surrendering any right or power conferred upon the Company;

          (3) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, if required;

          (4) curing any ambiguity, error, inconsistency or correcting or supplementing any defective provision contained in this Indenture provided that such action pursuant to this clause (4) shall not adversely affect the interests of the Holders in any material respect;

          (5) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

          (6) complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Sections 7.5 and 7.6); or

          (7) providing for uncertificated Notes in addition to the Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

     SECTION 11.2. WITH CONSENT OF HOLDERS.

     (a) The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding or by the adoption of a resolution by the Holders of at least a majority in aggregate principal amount of the Notes represented at the meeting. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Holder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:


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          (1) change the maturity of the principal of or any installment of interest on, with respect to any Note;

          (2) reduce the principal amount of, premium, if any, or interest on, or the amount payable upon redemption or purchase pursuant to Article 3, with respect to any Note or amend or modify in any manner adverse to the Holders the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (3) reduce the interest rate or interest with respect to any Note;

          (4) change the currency of payment of principal of, premium, if any, or interest on any Note;

          (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

          (6) modify any of the provisions of this Section 11.2 or Section 8.4, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

          (7) reduce the percentage of the principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

          (8) change the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders, provided that securing an asset to a greater or lesser extent shall not be deemed to change the ranking of the Notes for the purposes of this clause (8);

          (9) modify the right of the Holder to cause the Company to redeem the Notes upon a Change of Control or the obligation of the Company to make and consummate an Asset Sale Offer or modify any of the provisions or definitions with respect thereto;

          (10) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture and the Pledge and Security Agreements; or

          (11) release all or substantially all of the Collateral except as permitted by the terms of the Pledge and Security Agreements.

     (b) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as in effect at the date of such amendment or supplement.


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     SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (14) of Subsection 11.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

     SECTION 11.5. NOTATION ON OR EXCHANGE OF NOTES.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

     SECTION 11.7. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                       ARTICLE 12 COLLATERAL AND SECURITY

     SECTION 12.1. PLEDGE AND SECURITY AGREEMENTS.

     All obligations of (a) the Company under this Indenture, the Notes and the Purchase Agreement, including, without limitation, due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration,


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repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and the prompt payment and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture, the Purchase Agreement and the Notes, and (b) each Guarantor under this Indenture, including its guarantee under Article 13 of this Indenture or under any Note Guarantee of the obligations of the Company, including, without limitation, the prompt payment of the principal of, premium and interest on, the Notes in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and the prompt payment or performance of all other obligations of the Company to the Holders or the Trustee under this Indenture or under the Notes, all according to the terms hereunder or thereunder (all such obligations, collectively, the "Secured Obligations"), are secured as provided in the Pledge and Security Agreements which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and which are attached as Exhibit C and Exhibit D, respectively hereto (it being understood and agreed that, notwithstanding anything that may be to the contrary herein, neither this Indenture nor the Pledge and Security Agreements shall require or create a pledge of or other security interest in (x) more than 65% of the outstanding capital stock of, or other equity interests in, any Foreign Subsidiary owned by a Domestic Restricted Subsidiary, or (y) any asset of a Foreign Subsidiary). Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge and Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Pledge and Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents, agreements and instruments delivered to the Collateral Agent pursuant to the Pledge and Security Agreements, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge and Security Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Pledge and Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and its Subsidiaries may grant security for Pari Passu Indebtedness with an equal priority to the security granted to the Holders of the Notes. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge and Security Agreements to create and maintain, as security for the obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes and Pari Passu Indebtedness, if any, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens and Liens permitted pursuant to Section 7.4 of this Indenture. Upon the issuance of any Pari Passu Indebtedness, the Trustee shall enter into an intercreditor agreement, on behalf of the Holders of Notes, with the holders of such Pari Passu Indebtedness setting forth the relative rights of the Holders of Notes and the holders of the Pari Passu Indebtedness on terms reasonably acceptable to the Noteholders and the holders of the Pari Passu Indebtedness; provided, that such intercreditor agreement shall (i) acknowledge and confirm that the Notes and the Pari Passu Indebtedness (together, the "First Priority Lien Obligations") are secured equally and ratably by a first priority lien on the Collateral, (ii) provide for allocations and distributions of proceeds of the Collateral on a pro rata basis as between the Noteholders and the holders of the Pari Passu Indebtedness, and (iii) provide that any actions that the Collateral Agent is required to take at the direction of Holders of Notes, or any consents or actions required to be taken by the Holders of Notes, shall be taken at the direction of or by, as applicable, the holders of a majority in interest of the First Priority Lien Obligations.


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     SECTION 12.2. RECORDING AND OPINIONS.

     (a) The Company will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel:

          (1) stating that, in the opinion of such counsel, the Pledge and Security Agreements create valid and effective security interests in favor of the Collateral Agent for the benefit of the Holders and Pari Passu Indebtedness, if any, in the Collateral as security for the Secured Obligations;

          (2) stating that, in the opinion of such counsel, all requisite filings of financing statements and all other filings, recordings and registrations have been made and the security interests in favor of the Collateral Agent for the benefit of the Holders and Pari Passu Indebtedness, if any, in the Collateral are perfected;

          (3) stating that, in the opinion of such counsel, all certificates representing Equity Interests pledged pursuant to the Pledge and Security Agreements have been delivered to the Collateral Agent for the benefit of the Holders and Pari Passu Indebtedness, if any, indorsed in blank by an effective endorsement or accompanied by undated stock powers or other appropriate instrument of transfer, the security interests in favor of the Collateral Agent for the benefit of the Holders and Pari Passu Indebtedness, if any, in such Equity Interests are perfected, and assuming that the Collateral Agent has no notice of any adverse claim to such Equity Interests, the Collateral Agent has acquired the security interest in such Equity Interests free of adverse claims; and

          (4) as to such other matters, and otherwise in form and substance, reasonably satisfactory to the Trustee.

     (b) The Company will furnish to the Collateral Agent and the Trustee on March 31 in each year beginning with March 31, 2006, an Opinion of Counsel, dated as of such date, either:

          (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Pledge and Security Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and Pari Passu Indebtedness, if any, and the Collateral Agent and the Trustee hereunder and under the Pledge and Security Agreements with respect to the security interests in the Collateral; or

          (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens and assignment.

     (c) The Company will otherwise comply with the provisions of TIA Section 314(b).


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

     SECTION 12.3. RELEASE OF COLLATERAL.

     (a) No Collateral may be released from the Liens and security interests created by the Pledge and Security Agreements pursuant to the provisions of the Pledge and Security Agreements unless the certificate required by this Section
12.3 has been delivered to the Collateral Agent. Notwithstanding the foregoing, the Liens and security interests created by the Pledge and Security Agreements shall be released for any Collateral sold in connection with any Asset Sale permitted pursuant to the terms of this Indenture. In connection with the release of any security interests in any Collateral sold in connection with any Asset Sale permitted pursuant to the terms of this Indenture, such release of Collateral shall be made pursuant to a release in form and substance satisfactory to the Collateral Agent.

     (b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Pledge and Security Agreements will be effective as against the Holders of Notes.

     (c) The release of any Collateral from the terms of this Indenture and the Pledge and Security Agreements will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Pledge and Security Agreements. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Liens and security interests of the Pledge and Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interests of the Pledge and Security Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

     SECTION 12.4. CERTIFICATES OF THE COMPANY.

     The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Pledge and Security
Agreements:

          (1) all documents required by TIA Section 314(d); and

          (2) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

     The Trustee may, to the extent permitted by Sections 9.1 and 9.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

     SECTION 12.5. CERTIFICATES OF THE TRUSTEE.

     In the event that the Company wishes to release Collateral in accordance with the Pledge and Security Agreements and has delivered the certificates, opinion and documents required by the Pledge and Security Agreements, Sections
12.3 and 12.4 hereof and under TIA Section 314(d), then the Trustee will deliver a certificate to the Collateral Agent setting forth such determination.


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     SECTION 12.6. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
          PLEDGE AND SECURITY AGREEMENTS.

     Subject to the provisions of Section 9.1 and 9.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (1) enforce any of the terms of the Pledge and Security Agreements;
     and

          (2) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder.

     The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge and Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

     SECTION 12.7. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AND SECURITY AGREEMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge and Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

     SECTION 12.8. TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge and Security Agreements.

                                   ARTICLE 13
                                 NOTE GUARANTEES

     SECTION 13.1. GUARANTEE.

     (a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:


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          (1) the principal of, premium and interest on (including, without limitation, all interest that accrues after the commencement of any proceeding or following any event described in Section 8.1(a)(8) hereof, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such proceeding or following such event), the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under Notes or the Indenture and all other obligations of the Company to the Holders or the Trustee hereunder, or under the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

     SECTION 13.2. LIMITATION ON GUARANTOR LIABILITY.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or


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conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance
Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

     SECTION 13.3. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

     To evidence its Note Guarantee set forth in Section 13.1 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
13.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Pledged Entities or any of their respective Domestic Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 7.10 hereof, the Company will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 7.10 hereof and this Article 13, to the extent applicable.

     SECTION 13.4. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Except as otherwise provided in Section 13.5 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2) either:

               (A) subject to Section 13.5 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set


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

forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

               (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 7.2 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Article 7 hereof, and notwithstanding clauses 2(A) and (B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     SECTION 13.5. RELEASES.

     (a) The Note Guarantee of a Guarantor (other than (x) the Company and (y) any Subsidiary of the Company that owns Equity Interests in the Company) shall be released:

          (i) in connection with any transaction permitted by this Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of the Company, if the sale of Capital Stock, if any, complies with Section 7.2 or Section 7.11;

          (ii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;

          (iii) upon satisfaction and discharge of the Notes as set forth under or upon defeasance of the Notes as set forth under Article 14; or

          (iv) solely in the case of a Note Guarantee created pursuant to
     Section 7.9, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 7.9, except a discharge or release by or as a result of payment under such Guarantee.

     (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.


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               ARTICLE 14 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 14.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 14.2 or 14.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 14.

     SECTION 14.2. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 14.1 hereof of the option applicable to this Section 14.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 14.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company's obligations under
Section 8.1, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article 14. Subject to compliance with this
Article 14, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 hereof.

     SECTION 14.3. COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 14.1 hereof of the option applicable to this Section 14.3, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be released from their obligations under the covenants contained in Sections 7.1, 7.2,7.3, 7.4, 7.5, 7.7, 7.8 and 7.9 with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 8.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 14.1 of the option applicable to this Section 14.3, subject to the satisfaction of the conditions set forth in Section 14.4, Sections 8.1(a)(3) and
(4) shall not constitute Events of Default.

     SECTION 14.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               (A) The following shall be the conditions to the application of either Section 14.2 or 14.3 to the outstanding Notes:

                    (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                    (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                    (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                    (vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of either of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, including Section 547 of the United States Bankruptcy Code, and Section 15 of the New York Debtor and Creditor Law;

                    (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                    (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

                    (ix) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to in Section 14.4(a)(vi)) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 14.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               (A) Subject to Section 14.6, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

               (B) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               (C) Anything in this Article 14 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 14.6. REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust;

and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     SECTION 14.7. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 14.2 or 14.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 14.2 or 14.3 and, in the case of a Legal Defeasance, the Guarantors' obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 14.2, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or 14.3, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 15
                                  MISCELLANEOUS

     SECTION 15.1. TRUST INDENTURE ACT CONTROLS.

     If any provision hereof limits, qualifies or conflicts with another provision of the TIA which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

     SECTION 15.2. NOTICES.

     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

          If to the Company, to:

          Clearwire Corporation
          5808 Lake Washington Blvd NE, Suite #300
          Kirkland, WA 98033
          Attention: General Counsel
          Facsimile No.: (425) 216-7900
          Telephone No.: (425) 216-7600
          with a copy to:

          Kirkland & Ellis LLP
          153 East 53rd Street
          New York, New York 10022
          Attention:  Joshua N. Korff
          Facsimile No.  (212) 446-4900
          Telephone No.: (212) 444-4800

          if to the Trustee, to:
          The Bank of New York
          101 Barclay Street - 8 West
          New York, NY 10286
          Attn: Corporate Trust Services
          Facsimile No.: (212) 815-5707
          Telephone No.: (212) 815-5360

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 15.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with TIA Section 312(b) relating to Noteholder communications. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 15.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 15.5. RECORD DATE FOR VOTE OR CONSENT OF NOTEHOLDERS.

     The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action.

     SECTION 15.6. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar or Paying Agent may make reasonable rules for its functions.

     SECTION 15.7. GOVERNING LAW.

     This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 15.8. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 15.9. NO RECOURSE AGAINST OTHERS.

     All liability described in paragraph 16 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

     SECTION 15.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 15.11. MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 15.12. SEPARABILITY.

     In case any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 15.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                        CLEARWIRE CORPORATION


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CLEARWIRE LLC


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        FIXED WIRELESS HOLDINGS, LLC


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        NEXTNET WIRELESS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------

                                        CLEARWIRE TECHNOLOGIES, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CLEARWIRE COMMUNICATIONS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        JONSSON COMMUNICATIONS, CORPORATION


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------

                                        NEXTNET WIRELESS ASIA, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        NEXTNET INTERNATIONAL, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        UNISON WIRELESS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CRAIG WIRELESS HONOLULU INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK, AS TRUSTEE


                                        By: /s/ Dorothy Miller
                                            ------------------------------------
                                        Name: Dorothy Miller
                                        Title: Vice President

                                    EXHIBIT A
                             [FORM OF FACE OF NOTE]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CLEARWIRE CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON

----------
(1)  This paragraph should be included only if the Note is a Global Note.

WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.(2)

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE DATE OF THIS NOTE IS [ ]. THIS NOTE WAS ISSUED AS PART OF AN INVESTMENT UNIT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. IN ADDITION, THIS NOTE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE ISSUE PRICE OF THIS NOTE IS $[ ] PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD FOR THIS NOTE IS [ ] PERCENT PER ANNUM, COMPOUNDED SEMI-ANNUALLY, WHICH WILL BE TREATED AS THE YIELD TO MATURITY OF THIS NOTE FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

----------
(2) This paragraph should be included only if the Note is a Temporary Global Note under Regulation S.

     THE COMPANY AGREES, AND EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS NOTE BY ITS PURCHASE THEREOF WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (1) TO TREAT THIS NOTE AS A CONTINGENT PAYMENT DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO ACCRUE INTEREST WITH RESPECT TO THIS NOTE AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD" DESCRIBED IN THE CONTINGENT PAYMENT REGULATIONS AND (3) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE ISSUE PRICE OF THIS NOTE AND THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE" OF THIS NOTE, IN EACH CASE WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CLEARWIRE CORPORATION, 5808 LAKE WASHINGTON BLVD NE, SUITE #300, KIRKLAND, WASHINGTON 98033, ATTENTION:
TREASURY DEPARTMENT, TELEPHONE NUMBER: (425) 216-7600.

     THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE BUYERS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT. THE HOLDER OF THIS
NOTE IS ENTITLED TO THE BENEFITS OF AN INDENTURE, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE (THE "INDENTURE") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INDENTURE. NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THE INDENTURE.

                              CLEARWIRE CORPORATION

CUSIP: __________                                                       R-______

                              SENIOR NOTES DUE 2010

     Clearwire Corporation, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to __________ _________________, or registered assigns, the principal sum of ________________________ Dollars ($__________) on
August 15, 2010 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.(3)

Interest Payment Dates: ____________ and ____________.

Regular Record Dates: ____________ and ____________.

     Additional provisions of this Note are set forth on the other side of this Note.

                             SIGNATURE PAGE FOLLOWS

----------
(3) This last portion of this sentence should be included only if the Note is a Global Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated: _____________, 200_

Trustee's Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee


By:
    ---------------------------------
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                              CLEARWIRE CORPORATION
                              SENIOR NOTES DUE 2010

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   INTEREST/ESCROW

     Clearwire Corporation, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture), promises to pay interest on the principal amount of this Note in cash as follows:

          (1) on or after ____________, 20__, if a Qualified IPO has not been consummated, at the rate of ___% per annum;

          (2) on or after ____________, 20__ (but prior to ____________, 20__), if a Qualified IPO has not been consummated, at the rate of ___% per annum;

          (3) on or after____________, 20__, (but prior to ____________, 20__)
if a Qualified IPO has not been consummated, at the rate of ___% per annum; and

          (4) otherwise, at the rate of ___% per annum.

     The Company shall pay interest semi-annually in arrears on ____________ and ____________ of each year, commencing ____________, 2006. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ____________, 20__; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months.

     The Company shall purchase and pledge to the Collateral Agent, for the exclusive benefit of the Noteholders, approximately $___.0 million of non-callable Government Securities, which will be sufficient upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first four (4) scheduled interest payments due on the Notes and, in the case of issuance of the Additional Notes, approximately an additional $___.0 million of non-callable Government Securities, which will be sufficient upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first three (3) scheduled interest payments due on the Additional Notes. Such securities shall be placed in an collateral account and governed by the terms of the Account Control Agreement.

     No sinking fund is provided for the Notes.

2.   METHOD OF PAYMENT

     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on __________ or __________, as the case may be, (each, a Regular Record Date) immediately preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR

     Initially, The Bank of New York, the Trustee (which term shall include any successor trustee) under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.   INDENTURE, LIMITATIONS

     This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Notes due 2010 (the "Notes"), issued under an Indenture dated as of _________, 20__ (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

     The Notes are senior secured obligations of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited. The Company may, subject to Article 6 and Article 7 of the Indenture and applicable law, issue Additional Notes under the Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

5.   OPTIONAL REDEMPTION

     At any time and from time to time after the Issue Date, the Company may redeem the Notes in whole or in part for cash at a Redemption Price equal to ___% of the principal amount thereof plus accrued and unpaid interest up to but excluding the Redemption Date and the pro rata portion of the remaining Interest Payment Collateral attributable to such Notes, if any, upon the delivery of a Redemption Notice, provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Notes were registered at the close of business on such Regular Record Date.

6.   NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.   PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

     (a) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the Change of Control Purchase Date at the Change of Control Purchase Price equal to ___% of the principal amount of the Notes to be purchased, together with interest accrued and unpaid to, but excluding, the Change of Control Purchase Date and the pro rata portion of the remaining Interest Payment Collateral attributable to such Notes, if any, provided, however, if the Change of Control Purchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Notes payable on such date shall be payable to the Holders in whose name the Notes were registered at the close of business on such Regular Record Date.

8.   DENOMINATIONS, TRANSFER, EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.   PERSONS DEEMED OWNERS

     The Holder of a Note may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.  SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

13.  DEFAULTS AND REMEDIES

     This Holder of this Note is entitled to certain remedies upon the occurrence of an Event of Default as set out in Article 8 of the Indenture.

14.  TRUSTEE DEALINGS WITH THE COMPANY

     The Bank of New York, as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.  AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

17.  ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.  INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Clearwire Corporation, 5808 Lake Washington Blvd NE, Suite #300 Kirkland, WA 98033; Attention: General Counsel.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note)

*Signature guaranteed by:


By:
    ------------------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                            OPTION TO ELECT PURCHASE
                            UPON A CHANGE OF CONTROL

To: Clearwire Corporation

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Clearwire Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.


Dated:
       ----------                       ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

______________
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(4)

     The following exchanges, purchase, redemptions or purchases of a part of this Global Note have been made:

    PRINCIPAL AMOUNT
   OF THIS GLOBAL NOTE       AUTHORIZED                                 AMOUNT OF
     FOLLOWING SUCH         SIGNATORY OF   AMOUNT OF DECREASE IN       INCREASE IN
      DECREASE DATE            NOTES          PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
OF EXCHANGE (OR INCREASE)     CUSTODIAN     OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE
-------------------------   ------------   ---------------------   -------------------



----------
(4)  This schedule should be included only if the Note is a Global Note.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                         OF TRANSFER OF RESTRICTED NOTES

Re:  Senior Notes due 2010 (the "Notes") of Clearwire Corporation

     This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

     [ ] book-entry or   [ ] definitive form by ____________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of August 5, 2005 between Clearwire Corporation and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

     [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

     [ ] Such Note is being acquired for the Transferor's own account, without transfer.

     [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities
          Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

     [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

     [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.


Date:
      -------------------------------   ----------------------------------------
                                        (Insert Name of Transferor)

                                    EXHIBIT B

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 5, 2005 (the "Indenture") among Clearwire Corporation, (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                            [Signature Pages Follow]

                                    EXHIBIT C

                                PLEDGE AGREEMENT

                                    EXHIBIT D

                               SECURITY AGREEMENT

                                    EXHIBIT E

                            ACCOUNT CONTROL AGREEMENT

                                     ANNEX A

           APPLICABLE COMPARABLE YIELD* AND PROJECTED PAYMENT SCHEDULE

Comparable Yield = [ ]%, compounded semiannually

Date                Projected Payment per $1000 Note
----                --------------------------------
February 15, 2006
August 15, 2006
February 15, 2007
August 15, 2007
February 15, 2008
August 15, 2008
February 15, 2009
August 15, 2009
February 15, 2010
August 15, 2010

* The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a noncontingent, fixed-rate debt security with terms and conditions otherwise comparable to those of the Notes. The schedule of projected payments has not been determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Notes.


                                      A-21